Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59434, 333-86909, 333-43402 and 333-68772) of
Cognizant Technology Solutions Corporation of our report dated February 10, 2003, except for Note 13, as to which the date is February 21, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

NEW YORK, NEW YORK
March 14, 2003